Exhibit 32.1


                    Certification of CEO and CFO Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002



           In connection with the Quarterly Report on Form 10-Q of Building Materials Corporation of America (the "Company") for the quarterly period ended June 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), William W. Collins, as Chief Executive Officer and President of the Company, and John F. Rebele, as Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:


(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ William W. Collins
---------------------------------------------
Name:  William W. Collins
Title: Chief Executive Officer and President

Date:  August 13, 2003



/s/ John F. Rebele
---------------------------------------------
Name:  John F. Rebele
Title: Senior Vice President and
       Chief Financial Officer

Date:  August 13, 2003



A signed original of this written statement required by Section 906 has been provided to Building Materials Corporation of America and will be retained by Building Materials Corporation of America and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.